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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): NOVEMBER 21, 2005


                               MOVADO GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                    NEW YORK
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                 (State or Other Jurisdiction of Incorporation)


           1-16497                                      13-2595932
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   (Commission File Number)               (IRS Employer Identification Number)



                  650 FROM ROAD
               PARAMUS, NEW JERSEY                          07652
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     (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (201) 267-8000


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2005, Movado Group, Inc. ("MGI") and Swissam Products Limited, a wholly-owned subsidiary of Movado (together with MGI, "MOVADO") entered into a License Agreement with L.C. Licensing, Inc. ("L.C. LICENSING"), with an effective date of November 18, 2005.

GRANT OF LICENSE, TERM AND TERMINATION

Movado received an exclusive license to use the trademarks "JUICY COUTURE" and "COUTURE COUTURE LOS ANGELES", in connection with the manufacture, advertising, merchandising, promotion, sale and distribution of timepieces and components thereof (the "LICENSED MERCHANDISE"). Movado will initially sell only women's Licensed Merchandise, but on 30 days notice from L.C. Licensing, Movado may be required to submit a business plan for men's Licensed Merchandise, and men's Licensed Merchandise will be covered by the License Agreement. In addition, Movado has a right of first negotiation with respect to children's Licensed Merchandise. All merchandise concepts and product designs for Licensed Merchandise are subject to approval by L.C. Licensing. During the term of the License Agreement, Movado is not permitted to manufacture, advertise, merchandise, promote, sell or distribute the watches of 12 competitors without the prior approval of L.C. Licensing.

The term of the license is November 18, 2005 through December 31, 2011, with a four-year renewal period at the option of Movado, provided that certain sales thresholds are met. The License Agreement is subject to termination for industry standard causes, as well as:

    o upon discontinuation of sales of Licensed Merchandise by Movado or cessation of other operations such that Licensed Merchandise exceeds more than 20% of Movado's business;

    o    upon a change of control of Movado;

    o if Movado fails to spend the annual minimum amounts on advertising and marketing or fails to meet minimum sales for two consecutive years;

    o if Movado fails to begin sales of Licensed Merchandise by the required date; or

    o    if Movado sells more than a specified amount off-price Licensed
         Merchandise.

Movado is required to hire a brand president, a director of sales, a vice president of product development and a director of marketing to work exclusively in connection with the Licensed Merchandise.


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DISTRIBUTION CHANNELS

The Licensed Merchandise will be sold by Movado and L.C. Licensing-approved distributors (a) for resale to consumers through L.C. Licensing-approved retailers, department stores, top specialty stores outlet stores, duty-free shops and clearance channels and (b) to certain corporate accounts for use as premium and incentive awards, with L.C. Licensing approval.

TERRITORY

The License Agreement is worldwide in scope, but L.C. Licensing must approve sales in certain countries based on its determination that sales would not infringe third party rights and the commencement by L.C. Licensing or its affiliates of product sales in the particular country.

MARKETING, ADVERTISING AND PROMOTION

Movado is responsible for annually developing a marketing program including anticipated sales volume, accounts, product positioning, advertising and promotional support is required to spend a specified percentage of net sales of Licensed Merchandise, with an annual minimum amount, on national advertising, marketing and cooperative advertising. L.C. Licensing is responsible for creating, conducting and placing brand advertising, marketing and promotion, towards which Movado will pay to L.C. Licensing a certain percentage of annual net sales of Licensed Merchandise, with a minimum required payment.

ROYALTIES

Movado is required to make quarterly royalty payments, based on a specified percentage of all net sales of Licensed Merchandise actually made by the Company (excluding sales to L.C. Licensing or its affiliates) based on targeted levels of net sales of Licensed Merchandise, subject to annual guaranteed minimum advances against royalties, paid quarterly.


SIGN ON FEE

In connection with the execution of the License Agreement, Movado paid an $80,000 sign on fee to L.C. Licensing.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:   November 28, 2005

                                             MOVADO GROUP, INC.


                                             By: /s/ Timothy F. Michno
                                                 -------------------------------
                                             Name:  Timothy F. Michno
                                             Title: General Counsel